Exhibit 99.1

Beam Global Reports Full Year 2024 Operating Results

SAN DIEGO, CA – April 11, 2025 – Beam Global, (Nasdaq: BEEM), (the “Company”), a leading provider of innovative and sustainable infrastructure solutions for the electrification of transportation, smart cities, and energy security, today announced its operating results for the year ended December 31, 2024.

2024 and Recent Company Highlights:

Financial:

•	Revenues of $49.3 million, more than double any previous year’s revenue in the Company’s history excluding 2023
•	Five-year Revenue CAGR 68%
•	Revenues from non-government commercial entities increased by 229% from 2023 to 2024
•	Positive full year gross margins of 15% - an improvement of 13 percentage points over 2023
•	Adjusted non-GAAP gross margins, net of non-cash costs were 21%
•	Net cash used in Operations for 2024 was $2.2 million vs. 2023 at $13.3 million
•	Backlog of $5.6 million on December 31, 2024
•	Debt free and $100 million line of credit available and unused

Operational:

•	Acquisition of Serbia-based Telcom – provides Beam with in-house production capabilities for power electronics
•	Received $7.4 million order from the U.S. Army for 88 off-grid EV ARCTM systems
•	Received $4.8 million order from the U.S. Department of Homeland Security for EV ARCTM systems
•	Achieved CE (Conformité Européenne) certification on EV ARCTM
•	Certified Build America, Buy America (BABA) Act Compliance for EV ARC™
•	Launched four new products BeamSpot™, BeamBike™, BeamPatrol™, BeamWell™
•	Received first orders for BeamSpot™ and BeamWell™
•	Closed and deployed first “Driving on Sunshine” sponsorship deal with Globos Osiguranje
•	Introduced the Beam Global Reseller Program – expanding outside sales resources
•	Delivered UK Ministry of Defence EV ARC™ systems to Cypress
•	Entered Middle Eastern and African markets through reselling partnerships
•	Added new police and international airport fleet customers, further expanding our customer base in critical sectors
•	Enhanced Beam Global leadership team:

o	COO – Mark Myers, former Nuclear Navy Officer
o	VP of Sales - Andy Lovsted joined Beam Global in the U.S.
o	Director of Channel Partnerships - Igor Labovic joined Beam Global in Europe

•	Announced partnership with Benzina Zero, an innovative provider of electric mopeds, scooters, electric bicycles and micro-mobility solutions
•	Announced partnership with Zero Motorcycles, an innovative provider of electric motorcycles
•	Expanded Global Patent portfolio:

o	Awarded European Patent for Thermal Management Technology that Makes Lithium-ion Batteries Safer
o	Awarded U.S. Patent for Wireless / Inductive Electric Vehicle Charging Powered by Renewable Energy
o	Granted U.S. Patent for High-Volume Battery Assembly And Safety Technology

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“2024 was a year of tremendous expansion for Beam Global.” said Desmond Wheatley, CEO of Beam Global. “It was a year in which we introduced more new e-mobility and energy security products in the last quarter of the year than we have done in the last decade. It was also a year in which we expanded geographically into markets with billions of potential new customers for Beam. We completed another acquisition in Serbia, which will make our products less expensive, more effective, and harder to compete with. We won new patents as we continued to build our intellectual property portfolio. Using our technological differentiation, we won new customers with unique requirements that we believe only we can fulfill. With these strategic moves and others, we created a platform for growth, which is unlike anything that we’ve had in the Company’s history. We have made dramatic improvements to our gross profitability and set the Company on a clear path to being cash-flow positive. We have sufficient cash and other working capital resources to allow us to continue to execute on our plans and we remain debt free while still having access to our $100 million line of credit which remains untapped. We believe that the Company retains excellent opportunities for growth in 2025 as a result of our geographic and product portfolio, expansions, and in spite of political and economic uncertainty in the United States.”

2024 Financial Summary

Revenues
Beam Global’s revenues as of December 31, 2024, was $49.3 million compared to $67.4 million in 2023. Although there was a decrease year over year, this was a 124% increase over 2022 revenue of $22.0 million and twice any full year’s revenue in our history except 2023. Additionally, revenues derived from non-government commercial entities increased by 229% for the twelve months from 2023 to 2024 and were 38% of total revenues in 2024. We believe that the decrease in revenue is a result of order timing, uncertainty in the U.S. government’s zero emission vehicle strategy related to the presidential election. These matters have mainly impacted our larger federal customers, and we do not believe that they signify any fundamental reduction in global demand for our products. We have continued to invest in our sales resources with new hires in both the U.S. and Europe and we have further expanded our selling resources without costs through adding external resources who are paid only when they make sales.

Gross Profit
The Company reported a positive gross profit of $7.3 million, or 15% gross margin, for the year ended December 31, 2024, compared to a gross profit of $1.2 million, or 2% gross margin in 2023. As a percentage of revenues, the full year margin improved by thirteen percentage points primarily because we have implemented cost improvements in late 2023 as a result of design changes to the EV ARCTM as well as operational improvements and positive margins generated from the acquisitions in Europe. The gross profit includes a non-cash negative impact of $2.4 million for depreciation and $0.7 million for amortization of intangible assets resulting from the AllCell acquisition. Without this non-cash expense, our gross profit for 2024 was $10.5 million, a 21% gross margin. The Company’s engineering teams have continued to implement design changes during 2024 which further reduce costs of the bill of materials and improve the product margins. We expect the Company’s revenue to grow in the future and our fixed overhead absorption to continue to improve.

Operating Expenses
Total operating expenses were $19.0 million for the year ended December 31, 2024, compared to $17.5 million in the prior year. The operating expenses in 2024 includes an increase of $3.8 million due to having a full year of operating expenses for the Serbian acquisitions and a non-cash positive impact of $0.4 million, without these, adjusted operating expenses increase for the year ended December 31, 2024 would be $1.6 million compared to the same period in 2023. The increase is mostly attributable to salaries and benefits of $0.7 million related to new hires in 2024, $0.4 million related to outside services, partially related to acquisitions, and $0.4 million related to marketing expenses.

Loss from Operations
Loss from operations was $11.7 million for the year ended December 31, 2024 compared to $16.3 million for the year ended December 31, 2023. Backing out the non-cash items that included $3.7 million for depreciation and amortization, $3.3 million for stock-based compensation and $0.4 million for allowance for credit losses, offset by $4.7 million for change in fair value of contingent consideration liabilities pertaining to the true-up of the earnout payment for the Amiga acquisition, the non-cash loss from operations was $8.9 million for 2024, compared to loss from operations of $11.8 million for 2023. The Non-GAAP loss from operations decreased 24% year over year due to increased gross profit of 13 percentage points in 2024 and management of operating expenses.

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Cash
On December 31, 2024, we had cash of $4.6 million, compared to cash of $10.4 million at December 31, 2023. The cash decrease between December 31, 2023 and 2024 included cash payments for our acquisitions of $3.2 million.  Net cash used for operating activities was $2.2 million for the twelve months ended December 31, 2024 compared to $13.3 million for the same period in 2023.

We have historically met our cash needs through a combination of debt and equity financing and more recently through increasing gross profit contributions. Our cash requirements are generally for operating activities and acquisitions.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared in accordance with GAAP, we present Non-GAAP Loss from Operations which is non-GAAP financial measures, in this press release. We use Non-GAAP Loss from Operations in conjunction with GAAP measures as part of our overall assessment of our performance to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We believe Non-GAAP Loss from Operations is also helpful to investors, analysts and other interested parties because it can assist in providing a more consistent and comparable overview of our operations across our historical financial periods. Non-GAAP Loss from Operations has limitations as an analytical tool. Therefore, you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, you should consider Non-GAAP Loss from Operations alongside other financial performance measures, including net loss attributable to other GAAP measures. In evaluating Non-GAAP Loss from Operations you should be aware that in the future we may incur expenses that are the same as, or similar to, some of the adjustments reflected in this press release. Our presentation of Non-GAAP Loss from Operations should not be construed to imply that our future results will be unaffected by the types of items excluded from the calculations of Non-GAAP Loss from Operations. Non-GAAP Loss from Operations is not presented in accordance with GAAP and the use of these terms vary from others in our industry. Reconciliation of this non-GAAP measure has been provided in the financial statement tables included within this press release, and investors are encouraged to review this reconciliation.

Conference Call April 11, 2025 at 4:30 p.m. ET

Management will host a conference call on Friday, April 11, 2025 at 4:30 p.m. ET to review financial results and provide an update on corporate developments. Following management’s formal remarks, there will be a question-and-answer session.

Participants can register for the conference through the following link:

https://dpregister.com/sreg/10198405/fed880d536

PARTICIPANT CALL IN (TOLL FREE): 1-844-739-3880

PARTICIPANT INTERNATIONAL CALL IN: 1-412-317-5716

Please ask to join the Beam Global call.

A webcast archive is available at the above URL for one year following the call.

About Beam Global
Beam Global is a clean technology innovator which develops and manufactures sustainable infrastructure products and technologies. We operate at the nexus of clean energy and transportation with a focus on sustainable energy infrastructure, rapidly deployed and scalable EV charging solutions, safe energy storage and vital energy security. With operations in the U.S. and Europe, Beam Global develops, patents, designs, engineers and manufactures unique and advanced clean technology solutions that power transportation, provide secure sources of electricity, save time and money and protect the environment. Beam Global is headquartered in San Diego, CA with facilities in Chicago, IL and Belgrade and Kraljevo, Serbia. Beam Global is listed on Nasdaq under the symbol BEEM. For more information visit BeamForAll.com, LinkedIn, YouTube, Instagram and X (formerly Twitter).

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Forward-Looking Statements

This Beam Global Press Release may contain forward-looking statements. All statements in this Press Release other than statements of historical facts are forward-looking statements. Forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may,” or other words and similar expressions that convey the uncertainty of future events or results. These statements relate to future events or future results of operations. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause Beam Global’s actual results to be materially different from these forward-looking statements. Except to the extent required by law, Beam Global expressly disclaims any obligation to update any forward-looking statements.

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Media Contact
Andy Lovsted
+1-858-335-8465
Press@BeamForAll.com

Investor Relations
Luke Higgins
+1-858-799-4583
IR@BeamForAll.com

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Beam Global

Consolidated Balance Sheets

(In thousands)

	December 31,	December 31,
	2024	2023
Assets
Current assets
Cash	$4,572	$10,393
Accounts receivable, net of allowance for credit losses of $259 and $448	8,027	15,943
Prepaid expenses and other current assets	2,243	2,453
Inventory, net	12,284	11,933
Total current assets	27,126	40,722

Property and equipment, net	13,704	16,513
Operating lease right of use assets	1,893	1,026
Goodwill	10,580	10,270
Intangible assets, net	8,037	9,050
Deposits	119	62
Total assets	$61,459	$77,643

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$8,959	$9,732
Accrued expenses	2,462	2,737
Sales tax payable	195	209
Deferred revenue, current	847	828
Note payable, current	63	40
Deferred consideration	–	2,713
Contingent consideration, current	93	–
Operating lease liabilities, current	696	615
Total current liabilities	13,315	16,874
Commitments and Contingencies (F-14)
Deferred revenue, noncurrent	800	402
Note payable, noncurrent	199	160
Contingent consideration, noncurrent	216	4,725
Other liabilities, noncurrent	3,380	3,787
Deferred tax liabilities, noncurrent	1,290	1,698
Operating lease liabilities, noncurrent	971	455
Total liabilities	20,171	28,101

Stockholders' equity
Preferred stock, $0.001 par value, 10,000,000 authorized, none outstanding as of December 31, 2024 and December 31, 2023.	–	–
Common stock, $0.001 par value, 350,000,000 shares authorized, 14,835,630 and 14,398,243 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively.	15	14
Additional paid-in-capital	147,072	142,265
Accumulated deficit	(104,643)	(93,361)
Accumulated Other Comprehensive Income (AOCI)	(1,156)	624

Total stockholders' equity	41,288	49,542

Total liabilities and stockholders' equity	$61,459	$77,643

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Beam Global

Consolidated Statements of Operations

(In thousands, except per share amounts)

	Year Ended December 31,
	2024	2023
Revenues	$49,336	$67,353

Cost of revenues	42,040	66,149

Gross profit	7,296	1,204

Operating expenses	18,953	17,465

Loss from operations	(11,657)	(16,261)

Other income (expense)
Interest income	205	261
Other income (expense)	110	(36)
Interest expense	(34)	(12)
Other income	281	213

Loss before income tax expense	(11,376)	(16,048)

Income tax (benefit) expense	(94)	12

Net Loss	$(11,282)	$(16,060)

Net foreign currency translation adjustments	(1,781)	624
Total Comprehensive Loss	$(13,063)	$(15,436)

Net Income (loss) per share - basic/diluted	$(0.77)	$(1.30)

Weighted average shares outstanding - basic/diluted	14,621	12,345
Weighted average shares outstanding - diluted	14,621	12,345

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Beam Global

Reconciliation of Loss from Operations to Non-GAAP Loss from Operations

(Unaudited, In thousands)

	Year Ended December 31,
	2024	2023
GAAP Total Revenue	$49,336	$67,353

GAAP Total COGS	42,040	66,149
Adjusted to exclude the following:
Depreciation and amortization	3,155	970
Non-GAAP Total COGS	$38,885	$65,179

Non-GAAP Gross Profit	$10,451	$2,174
Gross Margin %	21%	3%

GAAP Total Operating Expenses	18,953	17,465

Adjusted to exclude the following:
Depreciation and amortization	558	581
Non-cash compensation	3,322	2,675
Allowance for credit losses	392	0
Fair value of contingent consideration (1)	(4,675)	260
Non-GAAP Total adjustments	$(403)	$3,516

Non-GAAP Total Operating Expenses	$19,356	$13,949

GAAP Loss from Operations	$(11,657)	$(16,261)
Non-GAAP total adjustments	2,752	4,486
Non-GAAP Loss from Operations	$(8,905)	$(11,775)

(1)	Fair value of contingent consideration is non-cash. The Earnout Consideration is paid in the Company’s stock. See the financial statement notes included in prior quarterly and annual filings.

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